UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

GP STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

1-7234

(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, MD 21075

(Address of principal executive offices, with zip code)

(410) 379-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 5, 2013, the Board of Directors of GP Strategies Corporation (the “Company”) set the date for the Company's 2013 annual meeting of stockholders as June 18, 2013. The record date for the 2013 annual meeting is April 19, 2013. In accordance with the Company's Bylaws, written notice of any stockholder proposal or director nomination intended to be presented at the 2013 annual meeting of stockholders but not included in the Company's proxy statement for that meeting must be received by the Secretary of the Company by the close of business on March 20, 2013. The deadline for submission of stockholder proposals intended to be presented at the 2013 annual meeting and desired to be included in the Company's proxy statement is also the close of business on March 20, 2013. The Company believes that receiving stockholder proposals desired to be included in the Company’s proxy statement by such date provides the Company with a reasonable period of time for the review, consideration and, if appropriate, inclusion of any such proposals before it sends its proxy materials to stockholders for the 2013 annual meeting. Such proposals will also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of Rule 14a-8 stockholder proposals in the Company's proxy materials, and may be omitted from the Company's proxy materials if not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: March 8, 2013	/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer
Executive Vice President & Chief Financial Officer